Exhibit 10.3

REVOLVING CREDIT NOTE

$17,000,000	March 11, 2013

FOR VALUE RECEIVED, WARWICK VALLEY TELEPHONE COMPANY, a New York corporation (the “Borrower”), promises to pay to the order of TRISTATE CAPITAL BANK (the “Lender”) the principal amount of SEVENTEEN MILLION DOLLARS ($17,000,000) or, if less, the aggregate amount of Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Expiration Date (as defined in such Credit Agreement) on the Expiration Date.

The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times determined in accordance with the provisions of the Credit Agreement.

All payments of principal and interest in respect of this Revolving Credit Note (this “Note”) shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement.

This Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof (as amended, restated, replaced, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders from time to time party thereto, and TRISTATE CAPITAL BANK, as Agent, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for repayments in certain circumstances and upon certain terms and conditions.  Terms defined in the Credit Agreement have the same meanings herein.

This Note is entitled to the benefits of the Guaranty and is secured by the Security Documents.

The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES.

THE BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THE BORROWER AND THE LENDER RELATING TO THE SUBJECT MATTER OF THIS NOTE OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

WARWICK VALLEY TELEPHONE COMPANY

By:	/s/ Brian H. Callahan
Brian H. Callahan
Chief Financial Officer

(Signature Page to Revolving Credit Note)